Exhibit 1.1

$40,000,000

GUARANTY BANCORP

5.75% Fixed-to-Floating Rate Subordinated Notes due July 20, 2026

UNDERWRITING AGREEMENT

July 13, 2016

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue

4th Floor

New York, New York 10019

Ladies and Gentlemen:

Guaranty Bancorp, a Delaware corporation (the “Company”), proposes to issue and sell to Keefe, Bruyette & Woods, Inc. (the “Underwriter”), and the Underwriter agrees to purchase pursuant to this Underwriting Agreement (this “Agreement”), an aggregate of $40,000,000 of the Company’s 5.75% Fixed-to-Floating Rate Subordinated Notes due July 20, 2026 (the “Securities”). The Securities will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined below) (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto relating to the Securities, to be dated as of the Closing Date, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-211292) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including a base prospectus registering the offer and sale from time to time of certain securities, including the Securities, under the 1933 Act (the “Base Prospectus”). Such registration statement, including all pre-effective amendments thereto and all post-effective amendments filed before execution of this Agreement and the information otherwise deemed to be a part thereof or included therein at such time by the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) is referred to herein as the “Registration Statement.” From and after the date and time of filing of any registration statement pursuant to Rule 462(b) of the 1933 Act Regulations (a “Rule 462(b) Registration Statement”), the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company has also filed, or proposes to file with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) a preliminary prospectus supplement specifically relating to the offer and sale of the Securities and containing the Base Prospectus, which is hereinafter called the “Preliminary Prospectus,” and the Preliminary Prospectus included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The “Pricing Disclosure Package” means the Pricing Prospectus, together with any Issuer Free Writing Prospectus (as defined below), when considered together as of 3:10 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”). Any “Issuer Free Writing Prospectus” means (i) the Term Sheet (as defined below) and (ii) any “issuer free writing prospectus” (as defined in clause (h)(i) of Rule 433 of the 1933 Act Regulations (“Rule 433”)) relating to the Securities, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Company pursuant to Rule 433(g). The “Term Sheet” means a pricing term sheet substantially in the form of Schedule III hereto. The Base Prospectus, as supplemented by the final prospectus supplement relating to the offer and sale of the Securities in the form first furnished to the Underwriter for use in confirming sales of the Securities, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any Preliminary Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Base Prospectus, any Preliminary Prospectus and the Prospectus shall be deemed to include all such financial statements and schedules, exhibits and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, after the execution of this Agreement.

Section 1.

(a)     The Company represents and warrants to, and agrees with, the Underwriter that, as of the date of this Agreement, as of the Applicable Time and as of the Closing Date, if any, as follows:

(i)     At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act, the Company met the requirements for use of Form S-3 under the 1933 Act.

(ii)     The Registration Statement has become effective under the Securities Act and the Rule 462(b) Registration Statement, if any, became effective upon filing; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; at the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(iii)     (A) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the time it became or becomes effective, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus (including any prospectus wrapper) as of its date, did not, and at the Closing Date, will not, contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (A) and (B) above shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, the Prospectus or the Pricing Prospectus, or any amendments or supplements thereto, made in reliance upon and in strict conformity with information furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information provided by the Underwriter is that identified as such in Section 7(b) hereof. No order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission. Each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)     The Pricing Disclosure Package (including any prospectus wrapper), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter in writing, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, including any document incorporated therein by reference, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information provided by the Underwriter is that identified as such in Section 7(b) hereof.

(v)     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse change, or any development that would be expected to result in a material adverse change, on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(vi)     Each subsidiary (as defined in Rule 405) of the Company (each, a “Subsidiary”), has been duly incorporated (or organized) and is validly existing as a corporation or other organization (or, in the case of Guaranty Bank and Trust Company (the “Bank”), as a Colorado-chartered bank in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21.1 to its Annual Report on Form 10-K for the year ended December 31, 2015.

(vii)     All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through one or more other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. None of the issued and outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive or similar rights of any shareholder of the Company or any Subsidiary, as the case may be, arising by operation of law, or under the certificate of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

(viii)     The authorized, issued and outstanding capital stock and consolidated long term debt (i.e., a maturity greater than one year) of the Company as of March 31, 2016 is as set forth in the Prospectus under “Capitalization.” There have not been any subsequent issuances of capital stock of the Company since such date (except issuances of common stock pursuant to exercises of stock options under the Company’s incentive compensation plans that were adopted or assumed prior to such date). There have been no long-term borrowings by the Company or its consolidated subsidiaries since such date.

(ix)     The Indenture will be duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indenture has been, and at the Closing Date will be, duly qualified under the 1939 Act. The Securities have been or will be duly authorized by the Company and, at the Closing, will have been duly executed by the Company and, when authenticated and delivered by the Trustee in the manner provided for in the Indenture and issued and delivered by the Company against payment therefor as provided for in this Agreement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.  The description of the Indenture contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to the Indenture.

(x)     This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(xi)     The Company and each Subsidiary has been and is in compliance with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, Title III of the USA PATRIOT Act, the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “Bank Secrecy Act”), and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency), except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xii)     The issue and sale of the Securities, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for conflicts, breaches, violations or defaults as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

(xiii)     Crowe Horwath LLP, which has certified the financial statements (which term when used in this Agreement includes the related notes thereto), filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, of the Company and the Subsidiaries, are (i) independent public accountants as required by the 1933 Act, the 1934 Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the 1933 Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(xiv)     The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the 1933 Act and present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data, the summary financial data and the capitalization information included in the Pricing Disclosure Package present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement.

(xv)     Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries, (B) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one enterprise (a “Material Adverse Change”), (C) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xvi)     Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, neither the Company nor any of the Subsidiaries is party or subject to, or has received any written notice that any of them may or will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies or their management (each, a “Regulatory Agreement”), nor has the Company or any of the Subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or any of the Subsidiaries. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or engaged in the regulation and enforcement of consumer financial services, or any court, administrative agency or commission or other federal or state governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of the Subsidiaries.

(xvii)     Neither the Company nor any Subsidiary is (A) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), (B) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (C) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (D) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (B), (C) and (D), where any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Bank is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, the “Bank Instruments”), except where any such default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the articles or certificate of incorporation or bylaws of the Bank or any statute, order, rule or regulation of any court or governmental entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties.

(xviii)     Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus

or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(xix)     Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings, actions, suits, inquiries or investigations pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, to the best of the Company’s knowledge, no such proceedings, actions, suits, inquiries or investigations are threatened or contemplated by governmental authorities or others.

(xx)     The Company and each Subsidiary possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and each Subsidiary is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(xxi)     The Company and each Subsidiary owns or possesses the right to use all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, service marks, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the Intellectual Property; neither the Company nor any Subsidiary to the Company’s knowledge has infringed, or is infringing, the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary.

(xxii)     No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxiii)     The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxiv)     The Company and each Subsidiary has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with GAAP and is updated as necessary to comply in all material respects with the requirements of the 1933 Act and the Commission’s rules and guidelines applicable thereto.

(xxv)     Since the date of the latest audited financial statements included in the Pricing Prospectus, (A) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that would reasonably be expected to adversely affect the ability of the Company or any Subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (B) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi)     The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (B) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (C) are effective in all material respects to perform the functions for which they were established.

(xxvii)     All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxviii)     There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xxix)     There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(xxx)     All of the information provided to the Underwriter or to counsel for the Underwriter by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete and correct in all material respects and compliant with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(xxxi)     Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxxii)     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxiii)     There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiv)     There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement by the Company under the 1933 Act.

(xxxv)     The Company is not and, after giving effect to the offering and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi)     The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Securities, will not distribute any offering materials in connection with the offering and sale of the Securities, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 3(a)(iv), (xiv)and (xv) hereof, any Issuer Free Writing Prospectus.

(xxxvii)     The statistical, market and industry-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(xxxviii)     The Securities will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(xxxix)     Neither the Company nor any of the Subsidiaries, nor, to the best of the Company’s knowledge, any director, officer or employee of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xl)     Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, employee, affiliate or other person acting at the direction of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (C) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries and the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xli)     The operations of the Company and each of the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company’s participation in the offering will not violate any Money Laundering Laws, the Patriot Act, the Bank Secrecy Act and international anti-money laundering principals or procedures by any intergovernmental group or organization, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xlii)     Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(xliii)     Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xliv)     Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (B) is accompanied by or subject to meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xlv)     Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(xlvi)     The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and meets in all material respects the applicable requirements for qualification as such. The activities of the Subsidiaries are permitted of subsidiaries of bank holding companies under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Bank holds the requisite authority to do business as a Colorado-chartered bank with banking powers under the laws and regulations administered by the state of Colorado and the Colorado Department of Regulatory Agencies, Division of Banking (the “CDB”). The Bank has been duly chartered and is validly existing as a Colorado-chartered bank and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Bank is the only depository institution Subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of its jurisdiction of organization.

(xlvii)     The Company and the Bank have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that would cause the Bank: (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation.

(xlviii)     Since January 1, 2013, the Company and each of the Subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the CDB and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the CDB and any other applicable federal or state securities or banking authorities, as the case may be.

(xlix)     As of March 31, 2016, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(l)     Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company or any of the Subsidiaries is a party or subject to any formal agreement or memorandum of understanding with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the CDB or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks.

(li)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Bank and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Bank nor any of its subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(lii)     The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(liii)     Neither the Company nor any of the Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(liv)     The Company has complied with, and is in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

(lv)     Except as disclosed in the Registration Statement, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(lvi)    Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that has constituted or which would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

The Company has a reasonable basis for making each of the representations set forth in this Section 1(a). The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriter, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.

(a)     Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the aggregate principal amount of Securities set forth opposite its name on Schedule I hereto, at a purchase price equal to 98.75% of the aggregate principal amount thereof (the “Purchase Price”).

(b)     It is understood that the Underwriter proposes to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

(c)     Delivery of and payment for the Securities shall be made not later than 10:00 a.m. (Eastern time) on July 18, 2016, or at such time on such later date not more than five Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Such payment shall be made against delivery, at such time, of one or more global notes representing the Securities to the nominee of The Depository Trust Company, to be held initially for the account of the Underwriter.

Section 3.

(a)     The Company further covenants and agrees with the Underwriter as follows:

(i)     Prior to the completion of the distribution of the Securities as contemplated in this Agreement (which the Underwriter will promptly confirm orally to the Company), the Company will notify the Underwriter promptly, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated therein by reference or otherwise deemed to be a part thereof or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (E) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act. With respect to the Securities, the Company will comply with the requirements of Rule 430B of the 1933 Act Regulations, will prepare the Prospectus in the form approved by the Underwriter, will effect the filings required under Rule 424(b) in the manner and within the time period specified therein (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order or other order impairing the offer and sale of the Securities and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible.

(ii)     During the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 of the 1933 Act Regulations or any similar rule), the Company (A) will furnish to the Underwriter for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Underwriter’s prior written consent. Prior to amending or supplementing any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Underwriter’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the 1933 Act any prospectus required to be filed pursuant to such rule.

(iii)     The Company will prepare the Term Sheet, containing solely a description of the final terms of the Securities and the offering thereof, and after affording the Underwriter the opportunity to comment thereon, file the Term Sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

(iv)     The Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Underwriter’s prior written consent. The Company shall furnish to the Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as the Underwriter may reasonably request. If at any time when a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172) in connection with sales of the Securities (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Underwriter’s prior written consent.

(v)     The Company will use its best efforts to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that nothing in this Section 3(a)(v) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified or to file a general consent to service of process in any jurisdiction.

(vi)     The Company has delivered to the Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus and any Rule 462(b) Registration Statement as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, prior to 5:00 p.m. (Eastern time) on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the 1933 Act or the 1934 Act or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)     The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act) to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(viii)     The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(ix)     The Company shall engage and maintain, at its expense, a registrar and paying agent for the Securities.

(x)     The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), file on a timely basis with the Commission and the Nasdaq Global Select Market all reports and documents required to be filed under the 1934 Act.

(xi)     The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(xii)     If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m. (Eastern time) on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the 1933 Act Regulations.

(xiii)     If so requested by the Underwriter, the Company shall cause to be prepared and delivered, at its expense, within one (1) business day from the effective date of this Agreement, to the Underwriter an “electronic Prospectus” to be used in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Securities, (B) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Underwriter, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(xiv)     The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405, other such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II hereto.

(xv)     The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 to avoid a requirement to file with the Commission any electronic “road show” (as defined in Rule 433).

Section 4.    The Company covenants and agrees with the Underwriter that, whether or not the transactions contemplated by this Agreement are consummated (unless the failure of such transactions to be consummated is caused by the Underwriter’s breach of its obligations hereunder), the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(a)(v), including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any Blue Sky survey; (v) all costs and expenses incurred by the Underwriter in connection with determining its compliance with the rules and regulations of FINRA related to the Underwriter’s participation in the offering and distribution of the Securities, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriter; (vi) all fees and expenses in connection with the preparation, issuance and delivery of the Securities to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter; (vii) the cost and charges of any trustee, registrar or paying agent; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of the Securities; (viii) the costs and expenses of the Company undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the ratings of the Securities, the preparation or dissemination of any electronic road show and all travel and lodging expenses of the representatives, employees and officers of the Company and (ix) and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4.

Section 5.     The obligations of the Underwriter hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the 1933 Act and in accordance with Section 3(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act; if the Company has elected to rely upon Rule 462(b) of the 1933 Act Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (Eastern time) on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof, or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction.

(b)     The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded to the Securities by Kroll Bond Rating Agency, Inc.

(d)     (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there shall not have been any material change in the capital stock or long-term debt of the Company or any Subsidiary, or (B) there shall not have been any Material Adverse Change, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date, on the terms and in the manner contemplated in the Pricing Prospectus.

(e)     The Underwriter shall have received on and as of the Closing Date a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Underwriter, to the effect (A) set forth in Section 5(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and Section 5(c), (B) that none of the situations set forth in clause (i) or (ii) of Section 5(d) shall have occurred and (C) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(f)     Crowe Horwath LLP shall have furnished to the Underwriter a letter, dated the date of this Agreement, in form and substance satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)     On the Closing Date, the Underwriter shall have received from Crowe Horwarth LLP a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 5(f), except that the specified date referred to therein for the carrying out of procedures shall be not more than three business days prior to the Closing Date.

(h)     On the Closing Date, Shapiro Bieging Barber Otteson LLP, counsel for the Company, or other counsel reasonably satisfactory to the Underwriter, shall have furnished to the Underwriter a favorable written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter. In giving such opinion Shapiro Bieging Barber Otteson LLP may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriter.

(i)     On the date of this Agreement and the Closing Date, the Underwriter shall have received a certificate executed by the Chief Financial Officer of the Company with respect to certain financial matters regarding the Company, in form and substance satisfactory to counsel for the Underwriter, substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriter may reasonably request.

(j)     On the Closing Date, the Underwriter shall have received the opinion of Hogan Lovells US LLP, counsel for the Underwriter in connection with the offer and sale of the Securities, in form and substance satisfactory to the Underwriter, dated as of such date.

(k)     If applicable, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(l)     On or prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter shall reasonably request.

(m)     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by any of federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus.

(n)     The Company has received all corporate approvals necessary to enter into the Securities, to perform its obligations contemplated hereby and thereby and to issue and deliver the Securities.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 9, by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in Section 4, Section 7 and Section 9.

Section 6.     This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 7.     (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Prospectus, the Term Sheet any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter is the information described as such in Section 7(b) hereof.

(b)     The Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information in the Prospectus contained in the last paragraph on the cover page concerning the terms of the offering and the third sentence of the sixth paragraph and the first and fifth sentences of the seventh paragraph under the caption “Underwriting.”

(c)     Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 7(a), shall be selected by the Underwriter. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)     The obligations of the parties to this Agreements contained in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 8.     Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of Section 9, in the absolute discretion of the Underwriter, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally on the

New York Stock Exchange or on the Nasdaq Global Select Market or the Nasdaq Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Securities shall have become effective, (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or (e) there has occurred any other Material Adverse Change, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Securities to be delivered on the Closing Date or to enforce contracts for the sale of the Securities.

If this Agreement is terminated pursuant to this Section 8, such termination will be without liability of any party to any other party except as provided in Section 4 and Section 9 hereof; provided that the provisions of Section 7 shall at all times be effective and shall survive such termination.

Section 9.

(a)     The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

(b)     If this Agreement is terminated pursuant to Section 5 or Section 8 or if for any reason the purchase of any of the Securities by the Underwriter is not consummated (unless such failure to be consummate is due to the breach by the Underwriter of its obligations hereunder), the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4, the respective obligations of the Company and the Underwriter pursuant to Section 6 and the provisions of Section 9 shall remain in effect and, if any Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4, Section 5 and Section 7 shall also remain in effect.

(c)     If this Agreement shall be terminated by the Underwriter under Section 5 or Section 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriter’s obligations cannot be fulfilled, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

Section 10.     The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) a “free writing prospectus” prepared by or on behalf of the Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 11.     This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

Section 12.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, (fax no.: (212) 582-1592); Attention: General Counsel. Notices to the Company shall be given to it at Guaranty Bancorp, 1331 Seventeenth St., Suite 200, Denver, CO, (303) 675-1194 (fax no.: (303) 675-1179); Attention: Christopher Treece.

Section 13.     This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 14.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

Section 15.

(a)     The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, New York, in connection with any dispute related to this Agreement or any transaction or other matter contemplated hereby.

(b)     The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the Underwriter on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent that it has deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(c)     The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)     Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(e)     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

(f)     The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriter.

Very truly yours,

GUARANTY BANCORP

By:	/s/ Christopher Treece
	Name:	Christopher Treece
	Title:	Executive Vice President, Chief Financial Office and Secretary

[Company Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in New York, New York as of the date first above written.

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Joseph Gulash
Name: Joseph Gulash
Title: Managing Director

[Underwriter Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Aggregate Dollar Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$40,000,000

Total	$40,000,000

I-1

SCHEDULE II

Pricing term sheet in substantially the form of Schedule III.

II-1

SCHEDULE III

Guaranty Bancorp

$40,000,000

5.75% Fixed-to-Floating Rate Subordinated Notes due July 20, 2026

FINAL TERM SHEET

Issuer:	Guaranty Bancorp

Security:	5.75% Fixed-to-Floating Rate Subordinated Notes due July 20, 2026 (the “Notes”)

Rating:*	BBB (Kroll)

Principal Amount:	$40,000,000

Pricing Date:	July 13, 2016

Settlement Date:	July 18, 2016 (T+3)

Stated Maturity Date:	July 20, 2026

Interest Payment Dates:

Each January 20 and July 20, commencing January 20, 2017, through July 20, 2021, and thereafter January 20, April 20, July 20 and October 20 of each year through the Stated Maturity Date, unless in any case previously redeemed.

Interest Payment Record Dates:

The interest payable on any fixed rate interest payment date will be paid to the holder in whose name a Note is registered at the close of business on the January 1 and July 1 (whether or not a business day) immediately preceding such fixed rate interest payment date. The interest payable on any floating rate interest payment date will be paid to the holder in whose name a Note is registered at the close of business on the January 1, April 1, July 1 and October 1 (whether or not a business day) immediately preceding such floating rate interest payment date.

Interest Rate:

Unless previously redeemed, the Notes will bear interest (i) from, and including, the settlement date to, but excluding, July 20, 2021, at a fixed rate equal to 5.75% per year and (ii) from, and including, July 20, 2021, at an annual floating rate equal to three-month LIBOR, as determined quarterly on the determination date for the applicable interest period, plus 473 basis points (4.73%).

III-1

Price to Public:	100% of Principal Amount

Underwriting Discount:	1.25% of Principal Amount

Net Proceeds to Issuer (after underwriting discount, but before expenses):	$39,500,000

Day Count Convention:	30/360 to but excluding July 20, 2021, and, thereafter, a 360-day year and the number of days actually elapsed.

Optional Redemption:

Subject to obtaining prior approval of the Federal Reserve, to the extent that such approval is then required, the Issuer may, at its option, beginning with the Interest Payment Date of July 20, 2021 and on any scheduled Interest Payment Date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made on a pro rata basis, by lot or by any other method that the trustee deems fair and appropriate.

In addition, in certain circumstances the Issuer may have the option to redeem the Notes upon the occurrence of events described in the prospectus supplement under the heading “Description of the Notes—Optional Redemption and Redemption Upon Special Events.”

Subordination:	The Notes will be subordinate in right of payment to all senior indebtedness of the Issuer as described in the preliminary prospectus supplement and the accompanying prospectus.

Denominations:	$2,000 minimum denomination and $1,000 integral multiples thereof.

CUSIP/ISIN:	40075T AA0 / US40075TAA07

Sole Book-Running Manager:	Keefe, Bruyette & Woods, A Stifel Company

* Note: A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

The Issuer has filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus

III-2

supplement and prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting Keefe, Bruyette & Woods, A Stifel Company at 787 Seventh Avenue, Fourth Floor, New York, NY 10019, by e-mail at USCapitalMarkets@kbw.com, by fax at 212-581-1592, or by calling 1-800-966-1559.

III-3

EXHIBIT A

Form of Chief Financial Officer’s Certificate

[Omitted]

A-1